EXHIBIT 23.2

       CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

       We consent to the inclusion in this Form S-8 of Broadcast International, Inc., a Utah corporation of our report dated February 20, 2004, on our audit of the financial statements of Broadcast International, Inc. as of December 31, 2003, and the related statement of operations, stockholders' deficit and cash flows for the year then ended, and to the reference to our Firm in the Registration Statement.

  /s/ Tanner + Co.

  Tanner + Co.
  Salt Lake City, Utah
  October 26, 2004